Exhibit 1.01

SMTC Corporation

Conflict Minerals Report

For The Reporting Period January 1 to December 31, 2019

This Conflict Minerals Report (“CMR”) has been prepared by SMTC Corporation (herein referred to, alternatively, as “SMTC,” “we”, “us” and “our”). This CMR for the reporting period January 1 to December 31, 2019 is presented to comply with the final conflict minerals implementing rules (“Final Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by subsequent SEC guidance. The Final Rules were adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934, as amended. The Final Rules impose reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture the “Covered Products” to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries and whether any of the conflict minerals may be from recycled or scrap sources.

Pursuant to SEC guidance, SMTC is not required to describe any of its Covered Products as “DRC conflict free”, “DRC conflict undeterminable” or “having not been found to be ‘DRC conflict free’” (as each such term is defined in Item 1.01(d) of Form SD), and therefore makes no conclusion in this regard in this CMR.  Furthermore, given that SMTC has not voluntarily elected to describe any of its Covered Products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

SMTC is a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). We have more than 50 manufacturing and assembly lines worldwide at strategically located facilities in the United States and Mexico, that provide local support, flexibility, fast turn around and delivery time, and low-cost, volume manufacturing capabilities, as well as new product integration (“NPI”) services, to our global customers. Our services extend over the entire electronic product life cycle from new product development and NPI, through to growth, maturity and end of life phases. As of March 31, 2020, we had approximately 2,877 employees, of which 2,436 were full time and contract employees. We maintain our corporate headquarters in Markham, Canada.

SMTC offers fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), technology companies, Defense Prime Contractors, the U.S. Department of Defense (“DoD”), and various government agencies.  We are focused on seven market sectors:

•	Avionics, aerospace and defense;
•	Industrial, power and clean technology;
•	Medical and safety;
•	Retail and payment systems;
•	Semiconductors;
•	Telecom, networking and communications; and
•	Test and measurement.

II.	Product Overview

SMTC’s EMS activities span the entire electronic product life cycle from the development and introduction of new products through the growth, maturity, and end-of-life phases. We believe that SMTC’s focus on quality, superior supply chain management and innovative manufacturing services have the capability to reduce our customers’ product costs and time-to-market, which improves our customers’ competitiveness. We continuously work with our customers to identify, prioritize and implement opportunities for cost reduction.

SMTC offers three vertically integrated manufacturing streams: enclosures and precision metal fabrication products; PCBA products; and larger-scale systems. For each of these streams, SMTC provides a broad range of end-to-end manufacturing services, from assembly, test, integration and box-build through to system level test, CTO, BTO and DOF. These core services are complemented with cable assembly, interconnect and value engineering services. SMTC’s three manufacturing streams are vertically integrated to better control quality, lead times and inventory risk and to avoid lost margin that can occur when these services are provided by loosely connected entities. Our customers benefit from lower costs, better quality, and shorter lead times.

 Our Covered Products.

We identified the following categories of Covered Products:

●	Enclosures and Precision Metal Fabrication Products: We provide custom build metal fabrication, assembly enclosures, cable and harness assemblies.
●

PCBA Products: We manufacture printed circuit board assemblies for various consumer and commercial products including audio systems, electronic payment terminals, fuel dispensers and computer and networking modules.

●	Larger-Scale Systems: We manufacture subassemblies utilized in large scale systems used for the production of integrated circuits in the semiconductor industry.

III.	Supply Chain Overview

SMTC delivers supply chain capabilities and solutions that support the total product lifecycle. Our extended supply chain model recognizes the need for collaboration between our customers, SMTC and our supply partners to ensure overall supply chain optimization, from product design processes, manufacturing, sourcing, order management and fulfillment to transportation and logistics. The end result is greater control over a complex, extended supply chain to help our customers realize flexibility, cost savings, process improvements, and competitive advantages.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our products and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

●	Those products identified above under the heading “Our Covered Products” contain conflict minerals that are necessary to the production or functionality of such products; and
●

As of May 15, 2020, suppliers who have responded to our survey indicated that a portion of these conflict minerals originated from the Covered Countries. Please reference Table 1 below for a summary of the results based upon the surveys returned.

●

The global impacts of COVID-19 in 2020 have proven to be a strain on many supply chains. Many companies, including SMTC, have seen a decrease in responsiveness for compliance requests, which is likely a result of the global impacts of COVID-19. For conflict minerals compliance, the reliance on upstream suppliers for information escalates that impact as such suppliers may have less ability to work remotely in an effective and efficient manner.

Table 1

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	56%	38%	22%	49%
Unknown	24%	13%	20%	21%
No	20%	49%	58%	30%
Total	100%	100%	100%	100%

●	Suppliers who have responded to our survey indicated a portion of conflict minerals coming from recycled or scrap sources were used in the production of covered products as shown in Table 2 below.

Table 2

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	0	4%	6%	0

After completing the due diligence described below, SMTC continues to work with its suppliers to identify the country of origin of the conflict minerals and facilities used to produce the conflict minerals in the Covered Products.

Pursuant to the Final Rules, we are filing with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

SMTC designed its due diligence process with respect to the source and chain of custody of the conflict minerals contained in the Covered Products based on the five-step framework set forth in the Second Edition of the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (the “OECD Guidance”).

VI.	Due Diligence Measures Performed by SMTC

SMTC performed the following due diligence measures in accordance with the OECD Guidance and the Final Rules:

OECD Guidance Step #1: Establish Strong Company Management Systems

●

On November 12, 2012, SMTC adopted a Conflict Minerals Policy (the “Conflict Minerals Policy”) that sets forth (i) its commitment to complying with the Final Rules, (ii) its expectations of its suppliers regarding supporting SMTC’s compliance activities, and (iii) its policies and practices with respect to the engagement of suppliers and the implementation of risk mitigation measures. The Conflict Minerals Policy can be found on our website at www.smtc.com under the “About SMTC” heading and by clicking on “Corporate Social Responsibility”.

●

The implementation of SMTC’s RCOI and the conducting of due diligence on the source and chain of custody of SMTC’s necessary conflict minerals is managed by SMTC’s Engineering and Quality team. To the extent that concerns or other issues are identified in the supplier data acquisition or engagement processes, these issues and concerns will be addressed first by the responsible individuals within this Engineering and Quality team and reviewed by the Senior V.P. Quality & Technology on a quarterly basis.

●

The Engineering and Quality team members responsible for compliance with our Conflict Minerals Policy and Final Rules (i) have received training regarding conflict minerals compliance and (ii) are required to be familiar with the Conflict Minerals Policy and with SMTC’s conflict minerals-related processes and procedures.

●	Records of material conflict minerals-related documentation are maintained electronically by SMTC for a period of five (5) years from the date of creation.

●

All of SMTC’s existing suppliers have been provided our copy of the Conflict Minerals Policy, and new suppliers will be provided a copy of the Conflict Minerals Policy as part of SMTC’s standard supplier onboarding process. Subject to each supplier’s position in our supply chain and our relative leverage with respect to such supplier, we will use commercially reasonable efforts to obtain (i) the assent of our suppliers to a policy on conflict minerals consistent with the Conflict Minerals Policy; (ii) the cooperation of such suppliers in providing the information required by the CMRT (as defined below); and (iii) the commitment of such suppliers to promptly update us regarding changes in their sourcing practices and circumstances that impact us by providing us with revised CMRTs.

●

Interested parties can report improper activities in violation of the Conflict Minerals Policy or the Final Rules by reporting such activities to SMTC Conflict Minerals <Conflictminerals@smtc.com>. The contact and email address for the grievance mechanism are published on SMTC’s website at www.smtc.com/about. All reported activities will be reviewed by the appropriate individuals within SMTC.

OECD Guidance Step #2: Identify and Assess Risk in the Supply Chain

●

SMTC requires that its suppliers provide the information required to complete, in all material respects, the Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to provide SMTC with sufficient information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Final Rules. As of January 13, 2013, we started our supplier data acquisition and engagement processes by sending CMRT request to our suppliers via the iPoint Conflict Minerals Platform.

●	SMTC manages the collection of information that is reported on the CMRT by its suppliers using iPoint Conflict Minerals Platform.

●	SMTC utilizes a series of escalating responses within the iPoint Conflict Minerals Platform to address the failure of a supplier to provide the information required by the CMRT.

OECD Guidance Step #3: Design and Implement a Strategy to Respond to Identified Risks

●

If SMTC determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, SMTC will apply a series of escalations.

●

In order to identify and respond to identified risks, SMTC follows a framework described by IPC WP-1081 - White Paper on Conflict Minerals Due Diligence. SMTC applies this framework to supplier engagements at or above $100,000 USD per year. In broad terms, a set of escalations are used to obtain the desired results.

●

Such escalations may include sending escalation letters to our suppliers, suspending invoice payments and finally suspending trade. SMTC will also engage with customers to resolve a sourcing issue that involves product from suppliers required by our customer or a product from SMTC’s direct suppliers, to require such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to, and including, disengagement from upstream suppliers), or disengagement by SMTC from the applicable supplier.

OECD Guidance Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The supply chain for the Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the conflict minerals necessary to the Covered Products. In this regard, we do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Additionally, we believe that the smelters and refiners of the conflict minerals are best situated to identify the sources of the conflict minerals and have required our suppliers to take steps to identify the applicable smelters and refiners of the conflict minerals in our supply chain. Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our Covered Products, we rely on the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI) to conduct third-party audits of smelters and refineries.

OECD Guidance Step #5: Report on Supply Chain Due Diligence

As required by the Final Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2019 calendar year reporting period.

VII.	Smelters or Refineries Identified

For reporting year 2019, there was a 36% increase in suppliers added to our supply database due to new program and product additions.  For reporting year 2018, there was a 4.73% increase in suppliers added to our supply database.  For reporting year 2017, we consolidated our RCOI inquiry due to acquisitions by or of several suppliers and to ease duplication of requests sent which resulted in a 15% decrease in supplier requests sent and further consolidation of supply base.

There has been a 35% decrease in supplier responses in 2019 as compared to 2018.

For reporting year 2019, SMTC’s RCOI involved 1292 suppliers contributing conflict minerals necessary to SMTC’s products, of whom 42% have returned completed CMRTs to SMTC. These suppliers identified the names of 305 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 237 smelters, or approximately 78%, have been certified by the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI). The remainder of the smelters and refineries are not, at this time, certified by the RMI. With respect to these uncertified smelters and refineries, although we were not able to determine the mines of origin of the conflict minerals sourced from such smelters and refineries, we were able to determine the country locations of the refineries and smelters for the 2018 and 2017 as compared to 2016 reporting period by requesting the completed CMRT from suppliers and soliciting the country of origin utilizing the iPoint Conflict Minerals Platform (iPCMP).

SMTC utilizes iPCMP to manage supplier templates and status of smelters. The iPCMP Master Smelter List is continuously updated with the current information obtained from RMI. When RMI eventually validates these smelters and adds them to their system, iPCMP updates smelter status information within their master smelter list.

The following smelters and refineries were identified by SMTC’s supply chain. Smelters or refineries with the check mark with an “X” in the right-hand column are listed on the RMI (Responsible Minerals Initiative)’s according to iPCMP.

3TG	Smelter Names and Refineries	Smelter or Refiner Country Location	Smelter Identification	RMI List
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	JALAN & Company	INDIA	CID002893
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	X
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	X
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	X
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	X
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	X
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	X
Gold	Asahi Pretec Corp.	JAPAN	CID000082	X
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	X
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	X
Gold	Boliden AB	SWEDEN	CID000157	X
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	X
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	X
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	X
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233	X
Gold	Chugai Mining	JAPAN	CID000264	X
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	X
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	X
Gold	Dowa	JAPAN	CID000401	X
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	X
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	X
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	X
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	X
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	X
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	X

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	X
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	X
Gold	Istanbul Gold Refinery	TURKEY	CID000814	X
Gold	Japan Mint	JAPAN	CID000823	X
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	X
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	X
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	X
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	X
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957	X
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	X
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	X
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	X
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES OF AMERICA	CID001113	X
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	X
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	X
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	X
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	X
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	X
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	X
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	X
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	X
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	X
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	X
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	X
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	X
Gold	PAMP S.A.	SWITZERLAND	CID001352	X
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	X

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	X
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	X
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	X
Gold	Royal Canadian Mint	CANADA	CID001534	X
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	X
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	X
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	X
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	X
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	X
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	X
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	X
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	X
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	X
Gold	Valcambi S.A.	SWITZERLAND	CID002003	X
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	X
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	X
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	X
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	X
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECHIA	CID002290	X
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	X
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	X
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	X
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	X
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	X
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	X

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	X
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580	X
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	X
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	X
Gold	Marsam Metals	BRAZIL	CID002606	X
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	X
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	SAAMP	FRANCE	CID002761	X
Gold	L'Orfebre S.A.	ANDORRA	CID002762	X
Gold	8853 S.p.A.	ITALY	CID002763	X
Gold	Italpreziosi	ITALY	CID002765	X
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	X
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	X
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	X
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	X
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Bangalore Refinery	INDIA	CID002863	X
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	X
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	X
Gold	Safimet S.p.A	ITALY	CID002973	X
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	African Gold Refinery	UGANDA	CID003185
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	X
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Sovereign Metals	INDIA	CID003383
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	X
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	X
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	X

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	X
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	X
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	X
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	X
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	X
Tantalum	NPM Silmet AS	ESTONIA	CID001200	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	X
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	X
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	X
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	X
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	X
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	X
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	X
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	X
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	X
Tantalum	KEMET Blue Metals	MEXICO	CID002539	X
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	X
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	X
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	X
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	X
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	X
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	X
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	X
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	X
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	X
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	X
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	X
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	CID003410
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	X
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	X
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	X
Tin	Dowa	JAPAN	CID000402	X

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	X
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	X
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	X
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	X
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	X
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	X
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	X
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	X
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	X
Tin	Minsur	PERU	CID001182	X
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	X
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	X
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	X
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	X
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	X
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	X
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	X
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	X
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	X
Tin	Soft Metais Ltda.	BRAZIL	CID001758	X
Tin	Thaisarco	THAILAND	CID001898	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	X
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	X
Tin	Yunnan Tin Company Limited	CHINA	CID002180	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	X
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	X
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	X
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	X
Tin	Super Ligas	BRAZIL	CID002756
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	X
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	X

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	X
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	X
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	X
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	X
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	X
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	X
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	X
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	X
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	X
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	X
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	X
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	X
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	X
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	X
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	X
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	X
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	X

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	X
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	X
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	X
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	X
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	X
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	X
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	X
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	X
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	X
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	X
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	X
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	X
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	X
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	X
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	X
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408

VIII.	Steps to Mitigate Risk

SMTC intends to take the following steps to seek to mitigate the risk that its necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries:

●

Continue to engage with suppliers to increase the number of returned CMRTs to decrease the number of incidents where no response is given in a CMRT, to obtain other information required to complete, in all material respects, the CMRT;

●	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

●	Provide ongoing training to applicable SMTC personnel regarding emerging best practices and other relevant topics for conflict minerals compliance.